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Exhibit (11) - Statement re: Computation of Net Income Per Common Share

COMPUTATION OF NET INCOME PER COMMON SHARE
Comerica Incorporated and Subsidiaries

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
                                                                               Three Months Ended
                                                                                    March 31,
(in millions, except per share data)                                           2004           2003
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
Basic:
   Net income applicable to common stock                                      $ 162          $ 176
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   Average common shares outstanding                                            174            175
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   Basic net income per common share                                          $0.93          $1.01
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Diluted:
   Net income applicable to common stock                                      $ 162          $ 176
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   Average common shares outstanding                                            174            175
   Common stock equivalent:
     Net effect of the assumed exercise of stock options                          2              1
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   Diluted average common shares                                                176            176
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   Diluted net income per common share                                        $0.92          $1.00
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         Options to purchase an average 6.6 million and 11.2 million shares of common stock at exercise prices ranging from $56.19 - $71.58 and $41.16 - $71.58 were outstanding during the three months ended March 31, 2004 and 2003, respectively, but were not included in the computation of diluted net income per common share because the options' exercise prices were greater than the average market price of common shares for the period.